Global Code of Ethics and Standard of Conduct

Personal Investments

Outside Activities

Gifts and Business Entertainment

Political Contributions

Other Policy Highlights

PROPRIETARY

Message from Our Co-CEOs

The success of Dimensional Fund Advisors can be traced directly back to our firm's first two guiding principles: Act in the best interest of clients, and act ethically and legally. These beliefs have helped us set the industry standard in exceptional service and build lasting partnerships with our clients.

These strong relationships, some spanning over 30 years, are built on trust

–treating our clients as we would want to be treated and always doing what we say we are going to do. We take our fiduciary obligation seriously and continually work to act as stewards of our clients' assets, free from conflicts of interest.

Our firm's commitment to integrity makes us stand out in a financial industry where competitive pressures are intense to behave otherwise. Dimensional will never compromise its principles or its compliance with laws and regulations, and we depend on our employees, as representatives of the firm, to uphold our ideals.

Please read this guide to learn the rules that influence our decisions and enable us to maintain the highest legal and ethical standards. Your cooperation with our code of ethics and standard of conduct will guarantee our reputation well into the future. We would like to thank you for your continued dedication to Dimensional and to our clients, which in turn allows us to continue providing for your success.

Dave Butler	Gerard O'Reilly
Co-Chief Executive Officer	Co-Chief Executive Officer and
Chief Investment Officer

Table of Contents

Introduction
Reporting Code and Standard of Conduct Violations...............................	6
Certification Requirements..........................................................................	6
Sanctions.......................................................................................................	6
Code of Ethics
Who is subject to the Code?.......................................................................	8
Covered Accounts........................................................................................	8
New Accounts...............................................................................................	9
Authorized Brokerage Firms – U.S. Employees
and U.S. Persons Subject to the Code........................................................	9
Non-Reportable Accounts.........................................................................	10
Personal Securities Transactions................................................................	10
Private Placements.....................................................................................	11
Reportable Transactions (transactions which do not require
pre-clearance, but must be reported).......................................................	11
Personal Trading Restrictions and Prohibited Activities..........................	12
Reporting Requirements............................................................................	14
Summary of Reporting Obligations...........................................................	14
Communications with Disinterested Trustees and Outside Directors....	15
Japan Supplement.....................................................................................	15

DIMENSIONAL FUND ADVISORS	4
Standard of Conduct
Outside Activities.......................................................................................	16
Guidelines............................................................................................	17
Approval Process.................................................................................	17
Gifts and Business Entertainment.............................................................	18
Gifts.......................................................................................................	18
Business Entertainment.......................................................................	19
Political Contributions...............................................................................	20
Other Policy Highlights.............................................................................	22
Policy Against Bribery and Corruption...............................................	22
Privacy Policies.....................................................................................	22
Glossary of Terms.............................................................................................	23
Appendix A – List of Authorized Brokerage Firms....................................	27

Introduction

All of us at Dimensional are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we should adhere to the spirit as well as the letter of the law. Dimensional's Global Code of Ethics (the "Code") and Standard of Conduct (the "Standard of Conduct") are designed to help ensure that our actions are consistent with these high standards.

The Code and the Standard of Conduct have been adopted by Dimensional pursuant to SEC Rules with the objectives of promoting:

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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

full, fair, accurate, timely and understandable disclosure in reports and documents filed with relevant global regulatory agencies and in other public communications made by Dimensional;

compliance with applicable governmental laws, rules, and regulations;

the prompt internal reporting of violations of the Code and the Standard of Conduct to the Global Chief Compliance Officer ("Global CCO") and the Deputy Chief Compliance Officer ("Designated Officer"); and

accountability for adherence to the Code and the Standard of Conduct.

Adherence to the Code and the Standard of Conduct is a basic condition of employment. Whether or not a specific situation is addressed, you must conduct yourself in accordance with the general principles of the Code and Standard of Conduct and in a manner that is designed to avoid unlawful conflicts of interest. Failure to comply could result in disciplinary action, up to and including termination.

DIMENSIONAL FUND ADVISORS	6
INTRODUCTION	Reporting Code and Standard of Conduct Violations
Dimensional is committed to fostering a culture of compliance. If you have any questions or concerns, or become aware of a violation or potential violation of the Code or the Standard of Conduct, you are required to report the matter to one of the following:
nn The Global CCO and/or Designated Officer
nn General Counsel or
nn a member of the Ethics Committee
The Global CCO will receive reports on all violations of the Code reported to a Designated Officer and/or a member of the Ethics Committee.
You have the option of reporting compliance-related matters on a confidential basis through the Compliance Reporting System ("CRS"), or by email at Compliance@dimensional.com .
Retaliation against any employee for reporting compliance-related issues is cause for appropriate corrective action up to and including termination of the retaliating employee.
General Code or Standard of Conduct questions should be directed to your local Compliance Team members.
Certification Requirements
You are required to complete a Code of Ethics and Standard of Conduct
Acknowledgement Form upon commencement of your employment with
Dimensional, and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply with the Code and the Standard of Conduct. In addition, any material amendments to the
Code or the Standard of Conduct will be communicated to you and you will be required to acknowledge your receipt and understanding of any such amendments as a condition of your continued employment.
Sanctions
Depending on the severity of the infraction, you may be subject to sanctions for violating the Code and related personal trading controls
(e.g., failure to pre-clear transactions, report accounts, and submit statements and/or initial, quarterly and annual certification forms) or the Standard of Conduct. Sanctions may include, but are not limited to:
nn verbal or written warnings,
nn letters of reprimand,

DIMENSIONAL FUND ADVISORS	7
INTRODUCTION	nn suspension of personal trading activity,
nn disgorgement and forfeiture of profits,

nn suspension, and/or
nn termination of employment
Immaterial violations will be communicated to your supervisor, Department
Head, and the Global CCO for corrective action. Material violations will be escalated to the Ethics Committee and may be subsequently reported to the Boards of Directors of the Dimensional Entities, as well as the directors/
trustees of the Dimensional Managed Funds, as required, or other persons or entities as determined by one or more of the Dimensional Entities in their sole discretion.
A violation of the Code or Standard of Conduct by an employee or other relevant person is not necessarily considered a violation by that person or by Dimensional of applicable rules or regulations.

Code of Ethics

Who is subject to the Code?

The Code applies to all Dimensional employees, directors/trustees, officers and general partners, all of whom are considered Access Persons. In addition, certain provisions of the Code apply to Immediate Family Member(s) living in the same household.

Restrictions on personal investment transactions may also be applied to temporary personnel (i.e., interns, contractors or consultants) whose tenure exceeds ninety (90) days and/or who have access to nonpublic systems.

Covered Accounts

You are required to report all investment accounts (i.e., Covered Accounts) with which you, your spouse, domestic partner, child or any other Immediate Family Member have Beneficial Ownership or interests. Covered accounts include but are not limited to the following:

Covered Accounts

Brokerage Accounts	Discretionary Accounts1

Employee Stock	Retirement Accounts
Compensation Plans	(IRAs or local equivalent)

Transfer Agent Accounts	Mutual Fund Accounts
(such as a Computershare account)	(i.e., collective investment schemes)

Wrap Accounts	UTMAs or UGMAs

529 Accounts, in which you direct investments in Dimensional Managed Funds

1. Discretionary Accounts must be disclosed and supporting documentation must be provided to Compliance.

DIMENSIONAL FUND ADVISORS	9
CODE OF ETHICS
Other Covered Accounts
	Contract for Difference Accounts	Self-Invested Personal Pension (SIPPs)

	(CDAs) (UK-specific)	and Stock & Shares ISAs (UK-specific)

	Superannuation Accounts	Nippon (Japan) Individual Savings
	(managed, SMSF or Super Wrap)	Account (NISA) (Japan-specific)
(Australia-specific)

Local supplementary or mandatory provident funds or retirement schemes
(i.e., CPF accounts in Singapore; MPF accounts in Hong Kong)

New Accounts

You must promptly report any new Covered Account for yourself, your spouse, domestic partner, child or any other Immediate Family Member. Unless the Account has been reported, no personal securities transactions can occur within the Account.

The U.S. Compliance Team will send a standard letter to U.S. broker- dealer(s) or bank(s), requesting duplicate statements and confirmations. However, it is your responsibility to ensure that duplicate statements and confirmations (or the local equivalent) are provided promptly. Confirmations should be provided within ten (10) calendar days.

Authorized Brokerage Firms – U.S. Employees and U.S. Persons

Subject to the Code

You are required to maintain your Covered Account(s) with an Authorized Brokerage Firm. A list of Authorized Brokerage Firms, which is subject to change from time to time, is included in Appendix A. Exceptions must be approved by the Global CCO or Designated Officer. However, if you began your employment on or before August 15, 2019, and maintained one or more Covered Accounts with a brokerage firm other than an Authorized Brokerage Firm on that date, you may continue to maintain those previously reported and approved Covered Accounts.

In addition, the following types of accounts do not need to be maintained with an Authorized Brokerage Firm: mutual fund accounts, 529 accounts, 401(k) accounts, and accounts held directly with an issuer. The Global CCO may amend the list of Authorized Brokerage Firms from time to time.

DIMENSIONAL FUND ADVISORS	10
CODE OF ETHICS	Non-Reportable Accounts
You do not need to report the following accounts as Compliance has independent access to these records for monitoring and
verification purposes:
nn Dimensional 401(k) account (or local equivalent);
nn Dimensional Health Savings Accounts (HSAs);
nn Dimensional Managed Fund accounts established through
Fund Operations; and
nn If applicable, holdings in Dimensional's privately issued shares.
Although these accounts do not need to be reported, investment activities in these accounts must comply with the standards of conduct embodied in the Code.
Personal Securities Transactions
You must pre-clear any personal securities transactions in Covered
Securities prior to execution.2 This also applies to transactions by any
Immediate Family Member of the Access Person.
All personal securities transaction reports and requests for pre-clearance must be processed through Dimensional's compliance reporting system
(CRS), a web-based compliance system. Compliance will evaluate and review each pre-clearance transaction request and notification will be provided to employees through the CRS, in a timely manner.
Pre-clearance approval is valid for T+1 (i.e., market orders), from the time of approval. In addition, you are required to provide confirmations (or the local equivalent) for each approved and executed transaction.
Covered securities, which require pre-clearance, include, but are not limited to, the following:

Covered Securities

	Stocks/Shares	Fixed Income Securities (excluding
	(common, preferred or restricted)	certain Sovereign Government issuances)

	Exchange Traded Funds (ETFs) must	Dimensional Advised or Sub-advised
	be pre"cleared if the value of the	Exchange Traded Funds (ETFs) must be
	transaction is >$25,000 (USD)	pre-cleared, regardless of the amount
of the transaction

2.The Designated Officer is required to receive prior written approval of his/her personal securities transactions from Dimensional's Global CCO. The Global CCO is required to receive prior approval of his personal securities transactions from one of the Dimensional Co-Chief Executive Officers.

DIMENSIONAL FUND ADVISORS	11
CODE OF ETHICS
	Depository Receipts (ADRs or GDRs)	Closed-End Funds and REITs

	Derivatives	Voluntary Corporate Actions
(options, futures, forwards, etc.)

	Private Placements (documentation	Limited Partnerships and limited
	must be provided)	liability company interests

	Warrants & Rights	Convertible Securities

Covered securities do not include exempt securities. Exempt securities include:

Exempt Securities

Shares of registered open-end	Bankers' acceptances, bank certificates
investment companies	of deposit, commercial paper, and high
(i.e., open-end mutual funds)	quality short-term debt instruments
(including repurchase agreements)

Direct obligations of the U.S. Government, or direct obligations of a "Sovereign Government" (e.g., Government of the United Kingdom, Commonwealth Government of Australia, etc.)

Shares issued by a unit investment trust that are invested exclusively in one or more registered open-end investment companies (none of which are Dimensional Managed Funds)

Shares of money market funds	Privately issued shares of the Advisor.

Private Placements

You may not purchase a private placement unless approved by the Global CCO or Designated Officer. Approval would be based upon a determination that the investment opportunity was not being offered to you due to your employment with Dimensional, along with other relevant factors. Each private placement pre-clearance is reviewed on a case-by- case basis.

Reportable Transactions (transactions which do not require pre- clearance, but must be reported)

Although the following transactions do not require pre-clearance, you must report them through the CRS on a quarterly basis:

nn Dimensional Managed Funds (through a third -party service provider or financial advisor);

nn Investments in any funds sub-advised by Dimensional;

DIMENSIONAL FUND ADVISORS	12
CODE OF ETHICS	nn 529 Accounts that hold or are exclusively made up of Dimensional Funds;
nn Automatic Investment Plans (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation; and
nn Exchange Traded Funds (ETFs), other than Dimensional-advised or sub-advised ETFs, where the principal value of the transaction is less than or equal to USD $25,000.
Please note: Although transactions in ETFs in amounts less than or equal to USD $25,000 do not require pre-clearance, post-trade review will be performed and all other Code provisions will still apply, such as the sixty
(60) day profit restriction.
Personal Trading Restrictions and Prohibited Activities
The following transactions are prohibited:
nn Initial public offering (IPO) investments;
nn Short selling of securities;
nn Transactions in securities that are subject to firmwide restriction; and
nn Transactions in a security while in possession of insider information. Such transactions are unethical and illegal and will be dealt with decisively
(reference the Global Insider Trading Policy, the EU Market Abuse Policy ,
the Singapore Supplemental Insider Trading Policy, and the Japan Insider
Trading Management Policies ).
You are prohibited from executing personal investment transactions with individuals with whom business is being conducted on behalf of certain institutional clients. Therefore, Compliance may request the name of the account contact (or agent) before processing the pre-clearance request.
B L A C KO U T P E R I O D R E S T R I C T I O N
nn A pre-clearance request involving a covered security will be denied if
Dimensional has traded in the same or equivalent security within the past seven (7) calendar days, and the pre-clearance request is in an amount over USD $10,000. Any transaction in a covered security in an amount less than or equal to USD $10,000 still must be pre-cleared and reported, with the exception that transactions in ETFs not managed by Dimensional only require pre-clearance if the transactions are in an amount greater than
USD $25,000.

DIMENSIONAL FUND ADVISORS	13
CODE OF ETHICS	nn Compliance will monitor trading activity for seven (7) calendar days following the pre-clearance approval date for conflicts of interest on non-Discretionary Accounts.
S H O R T - T E R M T R A D I N G R E S T R I C T I O N S

nn

nn

Access Persons cannot profit from the purchase and sale (or sale and purchase) of the same or equivalent security within sixty (60) calendar days.

Gains are calculated based on a last-in, first-out (LIFO) method.

E X C E S S I V E T R A D I N G I N C O V E R E D S E C U R I T I E S

Dimensional discourages employees from engaging in excessive trading activity. Compliance has the discretion to notify you and/or an appropriate supervisor of excessive trading patterns if circumstances warrant.

E X C E S S I V E T R A D I N G O F D I M E N S I O N A L M A N A G E D F U N D S

Employees are prohibited from engaging in excessive trading of any Dimensional Managed Funds in order to take advantage of short-term market movements. Excessive trading activity, such as a frequent pattern of exchanges, could result in harm to shareholders or clients.

E T F S F O R W H I C H D I M E N S I O N A L S E R V E S A S A D V I S O R O R S U B A D V I S O R

Employees with knowledge of the composition of the underlying ETF constituents are prohibited from using such information or from disclosing such information to any other person, except as authorized in the course of their employment, until such information is made public.

C R Y P T O C U R R E N C I E S

When seeking to acquire a digital currency, either directly or in the form of a security, please be aware of the following:

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nn

nn

If you purchase or sell a digital currency considered to be a "security" within the meaning of the U.S. federal securities laws (or any other applicable laws for non-U.S. personnel), you need to pre-clear the transaction just as you would any other Covered Security. Likewise, if you purchase or sell a fund or other instrument that invests in a digital currency (e.g., Bitcoin Investment Trust ("GBTC")), you need to pre-clear the transaction just as you would any other covered security.

As with any initial public offering (IPO), your participation in an Initial Coin Offering or Initial Token Offering (ICO), is not permitted under the Code.

Holding or transacting in actual cryptocurrency that has been determined not to constitute a security within the meaning of the U.S. federal securities laws (or any other applicable laws for non-U.S.

DIMENSIONAL FUND ADVISORS	14
CODE OF ETHICS	personnel), including holding or transacting in Bitcoin or Ethereum, does not require pre-clearance or reporting to Compliance.

E X C E P T I O N S T O C O D E R E S T R I C T I O N S

In cases of hardship, the Global CCO or Designated Officer may grant an exception (or waiver) to the personal trading restrictions of the Code. The decision will be based on a determination that a hardship exists and the transaction for which the exception (or waiver) is requested would not result in a conflict with our clients' interests or violate any other policy embodied in the Code. Any exception (or waiver) will be evidenced in writing and will be reported to the Ethics Committee.

Reporting Requirements

All personal securities transactions and holdings reports will be reviewed by Compliance. The records and reports created or maintained pursuant to the Code are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or governmental agency.

New employees who fail to submit their Compliance New Hire Questionnaire and Initial Holdings Report within ten (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transaction until such report is submitted and may be subject to other sanctions.

Summary of Reporting Obligations

New Hires	All Employees
Upon joining the firm	Quarterly and Annually
(Due 30 calendar days after
(Due in 10 calendar days)
each quarter)

New Hire Questionnaire	Quarterly and Annual
(Disciplinary Action Disclosure)	Compliance Questionnaires

Initial Holdings Report	Quarterly Transaction Reports and
(include private placements)	Annual Holdings Certification

Provide Covered Account	Covered Account(s) Certification;
statement(s) (current, within
report new accounts upon opening.
45 days prior to start date)

Code of Ethics, Insider Trading	Code of Ethics, Insider Trading
and Compliance	and Compliance
Manual Acknowledgements	Manual Acknowledgements

DIMENSIONAL FUND ADVISORS	15
CODE OF ETHICS	Communications with Disinterested Trustees and Outside Directors
Dimensional attempts to keep directors/trustees informed with respect to

Dimensional's investment activities through reports and other information provided to them in connection with board meetings and other events.
However, it is Dimensional's policy not to communicate specific trading information and/or advice on specific issues to Disinterested Trustees and Outside Directors unless the proposed transaction presents issues on which input from the Disinterested Trustees or Outside Directors is appropriate (i.e., no information is given regarding securities for which current activity is being considered for clients). Any information requests by Disinterested Trustees or Outside Directors should be reported to the
General Counsel or the Global CCO.
Disinterested Trustees are not subject to the reporting requirements except to the extent the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her duties as a director, should have known that during the fifteen (15) days immediately before or after the Disinterested Trustee's transaction in a Covered Security, a U.S. Mutual Fund purchased or sold the covered security, or an Advisor considered purchasing or selling the covered security for a U.S. Mutual Fund.
Japan Supplement
Pursuant to local rules and regulations, Japanese employees have additional restrictions on personal trading (see the Japanese Code of Ethics Addendum ).

Standard of Conduct

This Standard of Conduct is designed to foster compliance with applicable legal and regulatory requirements and to require that employees act in a manner that is consistent with the highest ethical standards. Adherence to the Standard of Conduct is a basic condition of employment. Whether or not a specific situation is addressed below, you must conduct yourself in accordance with the general principles of the Standard of Conduct and in a manner that is designed to avoid unlawful conflicts of interest. Failure to comply could result in disciplinary action, up to and including termination.

Outside Activities

Certain types of outside business activities may cause a conflict of interest or an appearance of a conflict of interest. There is no absolute prohibition on a Dimensional employee participating in certain outside activities, such as charitable foundations and endowments, provided your participation does not present a conflict of interest and you comply with the Standard of Conduct. However, as a practical matter there may be circumstances in which it would not be in Dimensional's best interest to allow an employee to participate in activities with an outside organization, even if the employee's participation did not violate Dimensional's policies and procedures (such as whether the activity would absorb a good part of the employee's time, potentially affecting their performance at Dimensional).

It is impossible to anticipate every conflict of interest that may arise, but activities with outside organizations should be limited to those that either do not present or have the least potential of presenting conflicts of interest. As a result, Dimensional requires that outside business and charitable activities must be approved by your supervisor and Compliance prior to the acceptance of such a position (or if you are new, upon joining the firm).

DIMENSIONAL FUND ADVISORS	17
STANDARD OF CONDUCT	Guidelines

S E R V I N G O N T H E B O A R D S O F P U B L I C C O M PA N I E S

nn As a general matter, directorship or (an equivalent position) in an unaffiliated public company (or companies reasonable expected to become public companies) will not be authorized because of the potential conflicts.

nn If you wish to accept a directorship or (an equivalent position), you must obtain prior approval from the Boards of Directors of the Dimensional Entities in which you are an employee and/or an officer.

A C T I V I T I E S W I T H A P R I V A T E O R G A N I Z A T I O N

nn If you wish to be involved with a private organization (non-Dimensional) in an official capacity (officer, directorship or an equivalent position), you must obtain approval from the Co-CEOs and the Global CCO.

A C T I V I T I E S W I T H A N O N - P R O F I T O R G A N I Z A T I O N

nn If you wish to be involved with a non-profit organization in an official capacity (directorship or an equivalent position), you must notify Compliance in writing as further approval may be required.

C O M P E N S A T I O N

nn If you receive compensation from an outside organization, you must obtain prior written approval from your supervisor and Compliance.

Approval Process

Outside activity requests will be evaluated on a case-by-case basis and approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Obtain written approval from your supervisor with the activity details and copy your local Compliance Team designee(s). If any additional information is required, Compliance will reach out to you.

In instances where you receive authorization to serve as a director on an outside organization, you are expected to refrain from any direct (or indirect) involvement in the consideration by a Dimensional client of any purchase or sale for securities of that outside organization (or any affiliates of the outside organization) for which you serve as a director.

DIMENSIONAL FUND ADVISORS	18
STANDARD OF CONDUCT	Gifts And Business Entertainment

If you accept or provide gifts or entertainment (including business entertainment) relating to Dimensional business, you must comply with regulatory requirements, Dimensional's business practices, and the Standard of Conduct. The giving (or accepting) of gifts and entertainment may create (or appear to create) a conflict of interest and place Dimensional or a client in a difficult or embarrassing position. Therefore, embarrassing gifts should never be given (or accepted), and you always should use your best judgment when giving (or accepting) any gift or entertainment to determine whether it is appropriate.

Under certain circumstances, Section 17(e)(1) of the 1940 Act may prohibit Dimensional's Fund Advisory Personnel from accepting gifts and entertainment from Broker Donors. Accordingly, Dimensional has adopted additional restrictions that apply when Broker Donors offer gifts and entertainment to Authorized Traders. If you are a member of Fund Advisory Personnel, you must comply with these additional restrictions.

Gifts

In general, you may give (or accept) gifts that do not exceed the annual aggregate amount of USD $100 (or the local currency equivalent). However, you must be mindful that some clients (or prospective clients) may be subject to additional regulatory restrictions or prohibitions on the acceptance of gifts or entertainment and may have to comply with related disclosure requirements. Therefore, you should inquire about any restrictions or disclosure requirements, prior to giving any gifts (or providing business entertainment). The giving (or accepting) of all Gifts and Business Entertainment must be reported and logged promptly. Please contact a member of your local Compliance Team for reporting details. (U.S. employees refer to the designee(s) list on Be.Dimensional.)

Gifts include logo items (e.g., pens, hats, etc.), tickets for events, gift baskets, meals and transportation.

This policy does not apply to gifts or charitable donations made by you outside the scope of your responsibilities with Dimensional.

G I F T R E S T R I C T I O N S

nn

nn

You may not give (or accept) gifts in excess of USD $100 (or the local currency equivalent).

You may not give (or accept) gifts in the form of cash or cash equivalents.

DIMENSIONAL FUND ADVISORS	19
STANDARD OF CONDUCT	nn Gifts valued in excess of USD $100 must be reported to Compliance and returned unless an exception is granted by the Global CCO or

Compliance Designee.

nn No exceptions will be granted for gifts subject to FINRA's USD $100 gift limit.

If you are a member of Fund Advisory Personnel, you must also comply with the following restrictions:

nn You may not accept any gifts from Broker Donors except gifts of de minimis value, such as non-lavish, logoed items or gifts of less than USD $25 in reasonably estimated value. If you have a long-standing personal relationship with a Broker Donor, you may attend a non-business, social event hosted by the Broker Donor, or accept a non-de minimis gift or entertainment greater in value than USD $25 from the Broker Donor if the event, gift, or entertainment is pre-approved first by your supervisor and then Compliance. You must report all gifts from Broker Donors regardless of value.

Business Entertainment

Business entertainment includes any event, meal or activity whose primary purpose is business and is offered by and attended by a person who has (either directly or through their employer or affiliate) a current or prospective business relationship with Dimensional. This also includes instances where a Dimensional employee is offering the event, meal or activity on behalf of a current or prospective Dimensional client or vendor. If the person (or entity) paying for the entertainment does not have a representative in attendance, the event constitutes as a gift and is subject to the gift restrictions above.

P R O V I D I N G B U S I N E S S E N T E R TA I N M E N T

You may provide business entertainment as long as it is appropriate and reported in writing to your supervisor. Business entertainment provided to a current or a prospective client or vendor will be overseen by your supervisor through the Dimensional expense reporting and approval process. If the business entertainment exceeds USD $100 per person, you will need to provide to your supervisor a written explanation along with the name of the client, business vendor or organization.

R E C E I V I N G B U S I N E S S E N T E R TA I N M E N T

You may receive business entertainment as long as it is appropriate and reported in writing to your supervisor. If the estimated value of the business entertainment you receive is expected to exceed USD $100 per person,

DIMENSIONAL FUND ADVISORS	20
STANDARD OF CONDUCT	you will need to report the event in writing to the head of your department.
The following types of business entertainment require pre-approval by your department head:
nn Attending business-related events with an expected value in excess of
USD $100 per person (or the local equivalent);
nn Meals or events in which family members or friends are present; and
nn Attending meals or events in which five (5) or more Dimensional employees are in attendance.
If you are a member of Fund Advisory Personnel, you must also comply with the following restrictions:
nn You may not accept entertainment (such as sporting events) from Broker
Donors. You may accept business meals from Broker Donors of less than
USD $100 in anticipated value, and you must report those meals to your supervisor and Compliance. You may accept business meals from Broker
Donors of greater than USD $100 in anticipated value provided you first pre-clear the meal with your supervisor and Compliance.
U N I O N S A N D U N I O N O F F I C I A L S
Special reporting rules apply when Dimensional employees furnish any gift or entertainment in excess of USD $250 in any calendar year to labor unions, union officials, agents or consultants of a Taft-Hartley plan. Please report all gifts or entertainment involving a union or union official to either
Legal or Compliance. If applicable, Legal will be responsible for filing the required LM-10 form with the Department of Labor.
S U P P L E M E N TA L P O L I C I E S
nn Japan Addendum to Gift and Entertainment

Political Contributions

The U.S. Securities and Exchange Commission's political contribution regulation and FINRA's Rule 2030, also known as "pay to play" rules3, limit contributions4 by investment advisers and certain of their employees to certain Covered Government Officials. In addition, Dimensional is subject to a variety of federal, state and local restrictions regarding political contributions, as well as contractual restrictions between Dimensional and certain clients.

3.Political Contributions by Certain Investment Advisors, Rule 206(4)-5; Engaging in Distribution and Solicitation Activities with Government Entities, FINRA Rule 2030.

4.Contributions include, but are not limited to, monetary contributions, gifts and loans (including in-kind contributions, such as donation of goods or services).

DIMENSIONAL FUND ADVISORS	21
STANDARD OF CONDUCT	Although Dimensional encourages civic and community involvement by its directors, officers and employees, Dimensional desires to avoid any situation that could curtail Dimensional's current business or business prospects, raise potential or actual conflicts of interest, or create an appearance of impropriety in the context of Dimensional's business relationships.
Accordingly, all contributions by a director, officer, employee or Immediate
Family Member of a director, officer or employee of Dimensional (each a
"Contributor"), must be made on the Contributor's behalf, entirely voluntary, and should not be in an amount (determined by Contributor taking into account the Code) that is likely to influence a candidate's judgment regarding any continued or future business with Dimensional.
Specifically, this policy prohibits a Contributor from making political contributions when the solicitation or request for such contributions implies that continued or future business with Dimensional depends on making such contributions. Similarly, no contributions should be made that create the appearance that Dimensional stands to benefit in its business relations because of the Contributor's contribution. If a Contributor is unsure if a particular political contribution would be in compliance with this policy, they should consult Dimensional's U.S. Legal and/or Compliance Department.
More specifically, the following actions are prohibited:
nn Contributors are prohibited from making political or charitable contributions for the purpose of obtaining or retaining potential or existing public entity clients;
nn Contributors are prohibited from making any contributions that create the appearance that Dimensional stands to benefit in its business relations because of such contribution; and
nn Contributors from Dimensional's non-U.S. based advisor affiliates are prohibited from making any political contributions to political action committees (PACs) federal, state or local candidates for elective office in the United States.
In order to prevent an inadvertent violation of the "pay to play" rules,
Contributors are prohibited from making political contributions without prior approval from the Global CCO or Designated Officer to any of the following:

nn

nn

Covered Government Officials

Political action committees (PACs)

DIMENSIONAL FUND ADVISORS	22
STANDARD OF CONDUCT	Requests for approval of political contributions must be submitted through the CRS and cannot exceed Federal, state or client limitations. Dimensional's

Compliance Department will be responsible for maintaining the required books and records associated with employee political contributions to ensure the reports are kept confidential. In addition, Dimensional's Global
CCO or a Chief Executive Officer may grant exceptions to the contribution limitation on a case-by-case basis. Violations of this policy will not necessarily be deemed to be violations of the "pay to play" rules; all violations of this policy will be discussed by Dimensional's Global Legal and Compliance
Officers in making that determination. If you have any questions about the policy, please contact the U.S. Legal and/or Compliance Department.

Other Policy Highlights

Policy Against Bribery and Corruption

Dimensional employees are prohibited from giving, offering or promising anything of value to a foreign official with the intent to improperly obtain or retain any business or any other advantage.

For a full explanation of the policy, please refer to the Policy Against

 Bribery and Corruption  including the  U.K. Annex .

Privacy Policies

You should be aware of your local privacy policies, including the Dimensional Privacy Policy and Procedures, the Dimensional Fund Advisors Ltd. Privacy Policy and Notice, the Australian Privacy Policy Statement, the Japan Personal Information Protection Policies, the Singapore Privacy Policy, the Dimensional Ireland Limited Privacy Policy and Notice, and the Hong Kong Privacy Policy. Information concerning Dimensional's clients that you acquire in connection with your employment at Dimensional is proprietary. As an employee, contractor or consultant you have access to computers, systems and corporate information in order to do your job. This access means that you have an obligation to use these systems responsibly and follow company policies to protect information and systems.

You are prohibited from sending or forwarding sensitive or confidential data to your personal email address.

If you have any general questions about the Standard of Conduct, please contact a member of your local Compliance Team.

Updated as of January 1, 2020

DIMENSIONAL FUND ADVISORS

Glossary of Terms

The following definitions apply throughout both the Code and Standard of Conduct:

1940 Act means the Investment Company Act of 1940.

529 Account(s) (or 529 Plans) means accounts established in a college savings or other plan authorized under Section 529 of the Internal Revenue Code. A list of all 529 Plans that have the ability to hold Dimensional Managed Funds appears on Be.Dimensional and is periodically updated by Compliance.

Access Person means:

nn

nn

nn

nn

nn

any director/trustee, officer or general partner of the U.S. Mutual Funds or Dimensional Entities;

any officer or director of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of covered securities for any registered investment company for which the Distributor acts as the principal underwriter;

employees of Dimensional who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of covered securities, or other advisory clients for which the Advisors provide investment advice, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

any natural persons in a control relationship with one or more of the U.S. Mutual Funds or Advisors who obtain information concerning recommendations made to such U.S. Mutual Funds or other advisory clients with regard to the purchase or sale of covered securities, or whose functions or duties, as part of the ordinary course of their business, relate to the making of any recommendation to U.S. Mutual Funds or advisory clients regarding the purchase or sale of covered securities; and

any Supervised Person (which may include contractors or consultants) who has access to nonpublic information regarding client securities transactions, research or portfolio holdings of any Dimensional Managed Funds.

DIMENSIONAL FUND ADVISORS	24
GLOSSARY OF TERMS	Advisers Act means the Investment Advisers Act of 1940.
Advisor means Dimensional Fund Advisors LP, DFA Australia Limited,

Dimensional Fund Advisors Ltd., Dimensional Fund Advisors Canada
ULC, Dimensional Fund Advisors Pte. Ltd., Dimensional Japan Ltd. and
Dimensional Ireland Limited.
Authorized Brokerage Firms for U.S. employees and other U.S. persons subject to the Code are listed on Appendix A.
Beneficial Ownership means the employee has or shares a direct or indirect pecuniary interest in the securities held in an account. Employees have pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction. It is presumed that you have beneficial ownership interests in any account held individually or jointly, by you or by your Immediate Family Member or domestic partner (or an unrelated adult with whom you share your home and contribute to each other's support)
including but not limited to family trusts and family partnerships (Securities
Exchange Act of 1934, Rule 16a-1; 17 CFR 240.16a-1).
Broker Donors means broker-dealers or similar financial intermediaries and their employees, officers, directors, and other representatives.
Covered Account includes any broker-dealer, investment adviser, bank or other financial institutions in which an Access Person maintains an account in which any securities are held or the account has the ability to hold securities for the direct or indirect benefit of such Access Person.
Covered Government Official means any person who is, at the time of the contribution, an incumbent or a candidate for state or local government office (including any candidate for a federal office currently holding a state or local office).
Designated Officer means the Global Chief Compliance Officer or any employee from the Dimensional Entities designated by the Global CCO.
Dimensional means (i) DFA Investment Dimensions Group Inc., The DFA
Investment Trust Company, Dimensional Emerging Markets Value Fund
and Dimensional Investment Group Inc. (collectively, the "U.S. Mutual
Funds"), (ii) Dimensional Fund Advisors LP, Dimensional Investment LLC,
DFA Australia Limited, Dimensional Fund Advisors Ltd., Dimensional
Fund Advisors Canada ULC, Dimensional Retirement Plan Services
LLC, Dimensional Fund Advisors Pte. Ltd., Dimensional Japan Ltd.,
and Dimensional Hong Kong Limited, and Dimensional Ireland Limited
(collectively, the "Dimensional Entities"); and (iii) DFA Securities LLC
(the "Distributor").

DIMENSIONAL FUND ADVISORS	25
GLOSSARY OF TERMS	Dimensional Managed Funds means any series/portfolio of the U.S. Mutual
Funds or any other fund advised by or sub-advised by any of the Advisors.

Discretionary Account means a personal account in which you have completely turned over decision-making authority to a professional money manager (who is not an Immediate Family Member or not otherwise covered by the Code) and you have no direct or indirect influence or control over the account. Such accounts are often referred to as "professionally managed" or "managed accounts."

Disinterested Trustee means a director/trustee of the U.S. Mutual Funds who is not considered to be an "interested person" of the U.S. Mutual Funds within the meaning of Section 2(a)(19)(A) of the 1940 Act.

Ethics Committee means the Ethics Committee appointed by the directors/ trustees of the Dimensional Entities and consists of the certain officers of Dimensional Fund Advisors LP, including the Co-Chief Executive Officers, General Counsel, Head of Portfolio Management, Head of Global Human Resources, Global Chief Compliance Officer and subject to change from time to time.

Fund Advisory Personnel means those persons whose names appear on the effective list of Authorized Traders kept by Dimensional.

Immediate Family Member of an employee means any of the following person(s) sharing the same household with the employee:

nn spouse, civil union or domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, adoptive relationships and legal guardianships;

nn someone who holds account(s) in which the employee is a joint owner, has trading authority, or Beneficial Ownership; and/or nn someone for whom the employee contributes to the maintenance of the household and the financial support of such person.

Outside Director means a director of any Advisor who is not considered to be an "interested person" of the Advisor within the meaning of Section 2(a)(19)(B) of the 1940 Act, provided that a director shall not be considered interested for purposes of the Code by virtue of being a director or knowingly having a direct or indirect beneficial interest in the securities of the Advisor if such ownership interest does not exceed five percent (5%) of the outstanding voting securities of such Advisor.

DIMENSIONAL FUND ADVISORS	26
GLOSSARY OF TERMS	SEC Rules means rules of the U.S. Securities and Exchange Commission
(the "SEC") including, but not limited to, Rule 206(4)-5 and Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act.
Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Dimensional, or other person who provides (i) investment advice on behalf of an Advisor and (ii) is subject to the supervision and control of the Advisor with respect to activities that are subject to the Advisers Act or the 1940 Act.

DIMENSIONAL FUND ADVISORS

Appendix A –

List of Authorized Brokerage Firms

The following Authorized Brokerage Firms, which are subject to change from time to time, are approved for U.S. employees and U.S. persons subject to the Code:

nn

nn

nn

nn

nn

nn

nn

nn

nn

nn

nn

nn

nn

Ameriprise

Betterment

Edward Jones

Charles Schwab

E*Trade

Fidelity

Merrill Lynch

Morgan Stanley

Raymond James

TD Ameritrade

USAA

Vanguard

Wells Fargo

MKT-3914 12/19